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Partners Trust Financial Group Announces Quarterly Dividend

Utica, N.Y., August 24, 2006 - Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for Partners Trust Bank, announced today that its Board of Directors had declared a quarterly cash dividend of seven cents ($.07) per share on outstanding PRTR stock. The dividend is payable on September 29, 2006 to stockholders of record on September 15, 2006.

Partners Trust Financial Group, Inc., headquartered in Utica, New York, is the holding company for Partners Trust Bank, which was founded in 1839. Partners Trust Bank offers a wide variety of business and retail banking products as well as a full range of trust, investment, and municipal banking services through its 34 Central and Southern New York locations in Oneida, Onondaga, Herkimer, Broome, Tioga and Chenango counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking at its website, www.partnerstrust.com.

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Steven A. Covert, Senior Executive VP & COO 315-738-4993

Amie Estrella, Senior VP, CFO and Corporate Secretary 315-731-5487